EXHIBIT 99.1

AMERICAN ENVIRONMENTAL ENERGY, INC. AND SUBSIDIARIES

Consolidated Financial Statements

For the Year Ended December 31, 2008 and 2007

AMERICAN ENVIRONMENTAL ENERGY, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Shareholders' Deficit	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7 to 12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of American Environmental Energy, Inc.
Costa Mesa, California

We have audited the consolidated balance sheet of American Environmental Energy, Inc as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended.  American Environmental Energy, Inc.’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the consolidated financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Environmental Energy, Inc. as of December 31, 2008 and 2007 and the consolidated results of its operations, stockholders’ deficit, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 9.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weaver & Martin, LLC
Kansas City, Missouri
February 8, 2010

American Environmental Energy, Inc. and Subsidiaries

Consolidated Balance Sheets

ASSETS
	December 31,
	2008	2007

Current assets
Cash & cash equivalents (held in trust)	$32,036	$—
Prepaid expenses and other current assets	5,992	—
Total current assets	38,028	—
Fixed assets, net of accumulated depreciation of $5,716 and zero in 2008 and 2007, respectively	44,021	—
	$82,049	$0

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$58,476	$—
Accrued liabilities	117,277	—
Total current liabilities	175,753	—

Shareholders' deficit
Preferred stock, 10,000,000 shares authorized; $0.001 par value; zero shares issued and outstanding for the years ended December 31, 2008 and 2007, respectively.	-	-
Common stock, 150,000,000 shares authorized; $0.001 par value; 29,899,384 and 812,406 shares issued and outstanding for the years ended December 31, 2008 and 2007, respectively.	29,899	812
Additional paid in capital	9,872,845	8,555,790
Accumulated deficit	(9,996,448)	(8,556,602)
Total shareholders' deficit	(93,704)	—
Total liabilities and shareholders' deficit	$82,049	$0

The accompanying notes are an integral part of these consolidated financial statements.

American Environmental Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the years ended December 31,
	2008	2007

Revenue, net	$-	$—

Operating expenses
Selling, general & administrative expenses	1,014,846	—
Total operating expenses	1,014,846	—

Loss from operations	(1,014,846)	—

Other expenses
Impairment expense	(425,000)	—

Net Loss	$(1,439,846)	$—
Loss per share:
Loss per share from continuing operation	$(0.11)	$(0.00)
Basic & dilutive loss per share	$(0.11)	$(0.00)

Basic & diluted weighted average shares outstanding	12,974,076	812,406

The accompanying notes are an integral part of these consolidated financial statements.

American Environmental Energy, Inc. and Subsidiaries
Consolidated Statements of Shareholders' Deficit
For the Years Ended December 31, 2008 and 2007

	Preferred Stock		Common Stock		APIC	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount

Balance at December 31, 2006	-	-	812,406	$812	$8,555,790	$(8,556,602)	$-
Net income	-	-	-	-	-	-	-
Balance at December 31, 2007	-	-	812,406	812	8,555,790	(8,556,602)	-
Issuance of shares	-	-	29,086,978	29,087	1,307,708	-	1,336,795
Issuance of options	-	-	-	-	9,347	-	9,347
Net loss	-	-	-	-	-	(1,439,846)	(1,439,846)
Balance at December 31, 2008	-	$-	29,899,384	$29,899	$9,872,845	$(9,996,448)	$(93,704)

The accompanying notes are an integral part of these consolidated financial statements.

American Environmental Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(1,439,846)	$—
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of equity investment	425,000
Stock based compensation	9,347	—
Amortization and depreciation	5,716	—
Changes in current assets and liabilities:
Prepaid expenses	(5,992)	—
Accounts payable and accrued liability	175,753	—
Net cash used in operating activities	(830,022)	—

Cash flows from investing activities:
Capital equipment purchases	(49,737)	—
Equity investment in Equinox	(425,000)	—
Net cash used in investing activities	(474,737)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	1,336,795	—
Net cash provided by financing activities	1,336,795	—

Net increase (decrease) in cash and cash equivalents	32,036	—

Cash and cash equivalents - beginning balance	—	—

Cash and cash equivalents - ending balance	$32,036	$—

Supplemental disclosure of cash flows information:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN ENVIRONMENTAL ENERGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1.    Nature of business and significant accounting policies

Current Operations and Background — We incorporated in 1988 as Kensington International Holding Corporation, initially for the purpose of developing oil and gas properties in Kentucky. On July 30, 2000, Kensington International Holding Corporation changed its name to Voice & Wireless Corporation (referred to herein as “VWLC”) to more accurately reflect its new direction to provide communication solutions as well as continuing its core business of installing and manufacturing commercial fixtures. During 2002 the Company sustained losses due to the recession, continued losses and investments into Mail Call, costs related to the development of the new patent-pending wireless Ear Bud, and expenses for new products as well as losses at Ives. In 2003, we ceased operations and became a public shell company.

In April 2008, we reorganized under the name American Environmental Energy, Inc. (“AEEI”).  Our purpose is to seek out and fund renewable energy developer projects which are suited for integrating diverse, complimentary technologies to produce sustainable Renewable Energy Parks.

AEEI is acquiring existing renewable technology entities to facilitate the creation of a single organization that can develop Renewable Energy Parks that utilize a breadbasket of technologies including:  bio-fuels, waste-to-energy, clean hydrogen, fuel cells, wind and solar.

There are two keys to success for American Environmental Energy:

1. Competent, experienced officers, directors and advisory members to identify and acquire key energy conversion assets. This team of key executives allows AEEI to quickly evaluate potential technologies and projects for financial viability.

2. AEEI has access to sufficient resources and financing to realize acquisitions.

AEEI has current development projects in the areas of Windpower, Solar, Bio-Fuel blending, and Carbon Offset Development and Trading.  Further, management has identified several potential synergistic acquisitions and is pursuing strategic equity positions and relationships in order to fulfill its objectives as a significant player in the energy sector.

Renewable Energy Parks

The Renewable Energy Park model describes the appropriate integration of technologies, resources and businesses that work together within communities and municipalities to share resources in a manner that improves the environment and strengthens the local economy.

Basis of Presentation and Principles of Consolidation — The consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated on consolidation.

Use of Estimates —The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents — The Company considers investments with original maturities of 90 days or less to be cash equivalents.

Income Taxes — Provisions for income taxes currently payable and deferred income taxes are based on the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Stock-Based Compensation— FASB ASC Topic 718, “Compensation- Stock Compensation” (formerly FASB SFAS No. 123R) states that an entity shall recognize the services received in a share-based payment transaction with an employee as services are received. Employee services themselves are not recognized before they are received. The entity shall recognize either a corresponding increase in equity or a liability, depending on whether the instruments granted satisfy the equity or liability classification criteria. As the services are consumed, the entity shall recognize the related cost. This Topic uses the terms compensation and payment in their broadest senses to refer to the consideration paid for employee services. This standard has been effective as of the interim and annual periods beginning after June 15, 2005.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  As at December 31, 2008, the Company had 60,000 stock options outstanding.

Net Loss Per Share — Basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  Common equivalent shares related to stock options and warrants have been excluded from the computation of basic and diluted earnings per share, for the years ended December 31, 2008 and 2007 because their effect is anti-dilutive.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash.  The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Financial Instruments — Our financial instruments consist of cash, accounts payable, and notes payable.  The carrying values of cash, accounts payable, and notes payable are representative of their fair values due to their short-term maturities.

Recently Issued Accounting Pronouncements —
In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  This will not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 – Investments

Equinox

On October 17, 2008, the Company entered into a Membership Interest Purchase Agreement (the "Membership Interest Purchase Agreement") with Equinox Carbon Equities, LLC, a Nevada limited liability company ("Equinox"), for the purchase of an eighty percent (80%) membership interest in Equinox, for a purchase price consisting of (i)$300,000.00 in cash and (ii) $125,000 loan to Equinox.

The Company has been informed by Equinox and its members, William F. Barnwell, Greg Watkins and John C. Baile, that Equinox does not intend to honor the Membership Interest Purchase Agreement. Equinox has refused to return the $425,000 invested by the Company. The Company believes that it has performed all of its obligations under the Membership Interests Purchase Agreement and has demanded that Equinox perform. The Company intends to use every legal means available to enforce the agreement and obtain damages for Equinox's breach of its obligations. The Company has engaged legal counsel to commence litigation proceedings. The Company cannot predict any outcome at this early stage, but believes that it has very substantial claims to specifically enforce the agreement or obtain monetary damages.  Due to current facts and circumstances, the Company has determined this investment is impaired and has recorded an impairment charge in its consolidated statement of operations.

NOTE 3 – Stock

During the years ended December 31, 2008 and 2007, the Company issued 29,086,978 and 0 shares of common stock, respectively for $1,336,795 and $0, respectively.

NOTE 4 – Stock Options

In November 2008, the Company granted 60,000 options to purchase shares of our common stock at an exercise price of $0.75 to an advisor to the Company. The options vest quarterly starting November 11, 2008 and have an expiration period of 5 years.  The fair value of these equity linked instruments is recognized as compensation expense over the term of the agreement with this non-employee advisor.

Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The Company used the measurement of the equity linked instruments issued in determining the fair value of the options issued.  The fair value of the equity awards should be determined at the earlier of performance commitment date or performance completion date.  The Company valued these awards on the commitment date.  The fair value of each option grant, as calculated by the Black-Scholes method.

The following assumptions were used to determine the fair value of the equity awards granted using the Black-Scholes option-pricing model:

2008
Dividend yield	0.0%
Volatility	400%
Average expected option life	5.00 years
Risk-free interest rate	2.51%

The Company recorded stock based compensation of $9,347 based on the fair value of the options and the pro rata service period incurred during the year ended December 31, 2008.  Unrecognized compensation expense is $50,653 at December 31, 2008.  The following table summarizes activity in the Company's stock option grants during 2008:

	Number of Shares	Weighted Average Price Per Share
Balance at December 31, 2007	—	$—
Options Granted	60,000	0.75
Balance at December 31, 2008	60,000	$0.75

The following summarizes pricing and term information for options issued and outstanding as of December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price

$0.75	60,000	4.83	$0.75	9,347	$0.75

NOTE 5 - EARNINGS PER SHARE

The following table sets forth common stock equivalents (potential common stock) for the years ended December 31, 2008 and 2007 that are not included in the loss per share calculation above because their effect would be anti-dilutive for the periods indicated:

	Year Ended March 31,
	2008	2007
Weighted average common stock equivalents:
Non-Plan Stock Options	60,000	—

NOTE 6 - INCOME TAX

The deferred tax asset for the years ended December 31, 2008 and 2007 consisted of the following:

	2008	2007
Net operating loss carryforwards	$490,000	$-
Less valuation allowance	(490,000)	-
	$-	$-

Management provided a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s loss. When the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance.

As of December 31, 2008, the Company has a federal and state net operating loss carry-forward of approximately $1,439,846 that is available to offset future taxable income that begins to expire in 2023.

A reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% for 2008 and 2007 is as follows:

	2008	2007
Income tax benefit (expense) at federal statutory rate	34%	34%
State income tax benefit, net of effect on federal taxes	-%	-%
(Increase) decrease in valuation allowance	(34%)	-%
Income tax expenses (benefit)	-%	34%

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases - During the year ended December 31, 2008, the Company entered into operating lease agreements that expire in 2010.  The minimum lease payments are $49,328 for the year ending December 31, 2009 and $44,035 for the year ending December 31, 2010. Rent expense for the years ended December 31, 2008 and 2007 was $37,076 and $0, respectively.

NOTE 8 – Related-party transactions

The Company paid approximately $214,000 to Joshua Tree, LLC.  Joshua Tree, LLC is primarily the wind and solar development arm of AEEI.    The amounts paid to Joshua Tree, LLC was substantially paid to Brewer Energy for management fees.  Brewer Energy is owned by the Company’s CEO, Brent Brewer.  Subsequently, in April 09, AEEI took 100% control of Joshua Tree, LLC.

NOTE 9 - Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, we have an accumulated deficit of $9,996,448 as of December 31, 2008. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to raise additional capital, obtain financing and succeed in seeking out suitable candidates for a business combination with a private company. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE 10 – Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition and disclosure through February 8, 2010, the date the financial statements were issued.

In April of 2009, the Company took 100% ownership of Joshua Tree, LLC.  Joshua Tree, LLC is the primary wind and solar developer of AEEI.

The Company has signed a Letter of Intent, in July of 2009 with ARFuels in Dallas Texas for a joint venture for the acquisition to develop and operate a Biodiesel facility in Beatrice, Nebraska to produce 60 million gallons of biodiesel annually.   The Company is responsible for bringing together the funding sources necessary to acquire and retrofit the Beatrice facility.  Once in operation, the company will also provide other management systems and services to the project.  AEEI shall be granted membership interests representing Sixty Percent (60%) of ARFuels Beatrice.

The Company has also signed a Letter of Intent in August of 2009 with IESA Projetos E Equipamentos E Montagens SA, Florianopolis, Brazil (“IESA”).   AEEI shall provide funds and IESA shall provide the facility, utilities, personnel, marketing and engineering to successfully transfer the technology, install and operate the ACCC electrical cable factory.  AEEI will provide up to $8.0 million for the manufacturing and marketing the ACCC cable throughout Brazil.

Subsequent to December 31, 2008, the Company has issued 5,994,425 shares of Company common stock at various amounts.  Of the 5,994,425 shares issued; 2,325 shares were issued upon conversion of certain options; 462,500 shares were issued for cash and 5,529,600 shares were issued for various services rendered.